UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  March 3, 2011

Commission File Number: 000-50502

PREMIER ALLIANCE GROUP, INC
(Exact Name of registrant as Specified in Its Charter)

Nevada	20-0443575
(State of other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)
4521 Sharon Road
Suite 300
Charlotte, North Carolina 28211
(Address of principal executive offices)

(704) 521-8077
(Registrant’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]  Written communications pursuant to Rule 425 under the Securities Act

[ ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act

[ ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

[ ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Section 1 – Registrant’s Business and Operations

Item 1.01Entry into a Material Definitive Agreement.

The disclosure under Item 3.02 below is incorporated herein by reference.

Section 3 – Securities and Trading Markets

Item 3.02Unregistered Sales of Equity Securities.

On March 3, 2011 the Registrant entered into and closed a Securities Purchase Agreement to issue and sell to two accredited investors an aggregate of 2,380,952 shares of the Registrant’s newly designated 7% $2.10 Series C Preferred Stock (the “Preferred Stock”) and warrants to purchase 7,142,856 shares of the Registrant’s common stock (the “Common Stock”) exercisable during the five-year period commencing on the date of issuance at $0.77 per share (the “Warrants”). Based on the aggregate purchase price of $5,000,000, the Registrant received gross proceeds of $5,000,000, paid cash commissions totaling $650,000 to a placement agent, for net cash proceeds of $4,350,000.  The Registrant also issued Warrants to purchase 714,285 shares of Common Stock to the placement agent.  The Preferred Stock and the Warrants were offered and sold without registration under the Securities Act of 1933, as amended (the “Securities Act”) in reliance on the exemptions provided by Section 4(2) of the Securities Act and Regulation D promulgated thereunder.

Pursuant to the Securities Purchase Agreement, the Registrant entered into a Registration Rights Agreement, whereby the Registrant agreed to file a registration statement with the Securities and Exchange Commission within 60 days of March 3, 2011, registering for resale the shares of Common Stock issued upon conversion of the Preferred Stock and exercise of the Warrants.  The Registrant also agreed to use its best efforts to cause the registration statement to become effective no later than 120 days after the filing date.

The foregoing summary of the terms of the Securities Purchase Agreement and Registration Rights Agreement is qualified in its entirety by the Securities Purchase Agreement and Registration Rights Agreement, filed hereto as Exhibits 10.1 and 10.2, respectively, and incorporated by reference herein.

The Preferred Stock.  Each holder of Preferred Stock has the rights, preferences and privileges set forth in the Amended and Restated Certificate of Designations authorized by the Registrant's board of directors and filed with the Secretary of State of the State of Nevada on March 3, 2011. The Preferred Stock has a par value of $0.001 per share and the board authorized up to 2,500,000 shares.  Each share of Preferred Stock has an original issue price of $2.10.  The Preferred Stock (a) ranks senior to the Registrant’s outstanding securities, (b) is convertible into three shares of the Common Stock at an initial conversion price of $0.70 per shares of Common Stock, subject to certain adjustments, (c) pays 7% interest per annum, payable annually in cash or shares of Common Stock, at the Company’s option, (d) provides the holder with veto power over certain corporate activities, including the designation of any senior securities, any liquidation of corporate assets, a change in control of the Company, the payment of dividends, or a change in the nature of the Company’s business, (e) provides the holder with the right to appoint four directors and an observer to the Registrant’s board of directors, (f) requires the consent of the Registrant’s Chief Executive Officer prior to any appointment of a director by the holder, and (g) for a period of one year from the issuance date provides full-ratchet anti-dilution provisions, and thereafter provides weighted-average anti-dilution, on issuances of securities at a price less than $0.70 per share of Common Stock, subject to certain exceptions.

The Warrants.  On March 3, 2011, pursuant to the Securities Purchase Agreement, the Registrant issued Warrants to purchase up to an aggregate of 7,142,856 shares of Common Stock.  The Warrants are exercisable during the five-year period beginning March 3, 2011 at an exercise price of $0.77 per share.  For a period of one year from the issuance date the Warrants provide full-ratchet anti-dilution provisions, and thereafter provide weighted-average anti-dilution, on issuances of securities at a price less than $0.77 per share of Common Stock, subject to certain exceptions.

The foregoing summary of the terms of the Preferred Stock and Warrants is qualified in its entirety by the Certificate of Designation and Form of Warrant, which are filed hereto as Exhibits 4.1 and 4.2, respectively, and are incorporated by reference herein.

Item 3.03.                      Material Modification to Rights of Securityholders.

The filing of the Registrant's Certificate of Designation and the issuance of the Preferred Stock affect the holders of the Common Stock and the Registrant’s 7% Series B Convertible Preferred Stock to the extent provided for in the Certificate of Designation. The disclosure under Item 3.02 above is incorporated herein by reference.

Section 8 – Other Events

Item 8.01        Other Events.

            On March [ ], 2011, the Registrant issued a press release announcing the entry into the Securities Purchase Agreement and the transactions contemplated thereby. A copy of the press release is attached to this current Report on Form 8-K as Exhibit 99.1 and is incorporated herein by reference.

Section 9 - Financial Statements and Exhibits

Item 9.01                      Financial Statements and Exhibits.

(d)	Exhibits.

4.1	Amended and Restated Certificate of Designation of the Preferred Stock.
4.2	Form of Warrant.
10.1           Securities Purchase Agreement dated March 3, 2011.
10.2           Registration Rights Agreement dated March 3, 2011.
99.1           Press Release dated March 4, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereto duly authorized.

PREMIER ALLIANCE GROUP, INC.
(Registrant)
DATE: March 07, 2011	By:	____________________________
Mark S. Elliott
President